Exhibit 99.1

ANZU SPECIAL ACQUISITION CORP I

BALANCE SHEET

March 4, 2021

	March 4, 2021	Pro Forma Adjustments		As adjusted
		(Unaudited)		(Unaudited)
Assets
Cash	$4,014,287	$-		$4,014,287
Prepaid expenses	1,164,778	-		1,164,778
Total current assets	5,179,065	-		5,179,065
Cash Held in Trust Account	420,000,000	5,000,000	(a)	425,000,000
		100,000	(b)
		(100,000	)(c)
Total Assets	$425,179,065	$5,000,000		$430,179,065

Liabilities and Stockholders’ Equity
Accrued offering costs and expenses	$1,464,135	$-		$1,464,135
Due to related party	212,487	-		212,487
Total current liabilities	1,676,622	-		1,676,622
Deferred Underwriters' Discount	14,700,000	175,000	(d)	14,875,000
Total liabilities	16,376,622	175,000		16,551,622

Commitments and Contingencies
Common Stock subject to possible redemption, 40,380,244 shares at redemption value	403,802,441	4,825,001	(e)	408,627,442

Shareholders’ Equity:
Class A common stock, $0.0001 par value; 400,000,000 shares authorized; 1,619,756 shares issued and outstanding	162	2	(a)	164
Class B common stock, $0.0001 par value; 40,000,000 shares authorized; 12,075,000 shares issued and outstanding	1,208	-		1,208
Additional paid-in capital	5,011,134	(3	)(a)	5,011,131
		100,000	(b)
		(100,000	)(c)
		(175,000	)(d)
Accumulated deficit	(12,502)	(5,000,000	)(e)	(12,502)
Total stockholders’ equity	5,000,002	(1)		5,000,001
Total Liabilities and Stockholders’ Equity	$425,179,065	$5,000,000		$430,179,065

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF PARTIAL OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Anzu Special Acquisition Corp I (the “Company”) as of March 4, 2021, adjusted for the closing of the partial exercise of the underwriters’ over-allotment option and related transactions, which occurred on April 14, 2021 as described below.

On March 4, 2021, the Company consummated its initial public offering (the “IPO”) of 42,000,000 units (the “Units”). Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value per share, and one-third of one redeemable warrant of the Company, with each whole warrant entitling the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to certain adjustments. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $420,000,000. Simultaneously with the closing of the IPO, the Company completed the private sale of 12,400,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, to the Company’s sponsor, ANZU SPAC GP I LLC (the “Sponsor”), generating gross proceeds to the Company of $12,400,000. The Company granted the underwriters of the IPO (the “Underwriters”) a 45-day option to purchase up to 6,300,000 additional Units to cover over-allotments, if any. On April 12, 2021, the Underwriters partially exercised the over-allotment option and, on April 14, 2021, purchased an additional 500,000 Units (the “Over-Allotment Units”) from the Company, generating gross proceeds of $5,000,000. Simultaneously with the sale and issuance of the Over-Allotment Units, the Company consummated the sale of an additional 100,000 Private Placement Warrants to the Sponsor at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $100,000. Transaction costs amounted to $275,000 of underwriting discounts and commissions, including $175,000 of underwriting discounts and commissions that have been deferred until the completion of the Company’s initial business combination.

On April 12, 2021, members of the staff of the Securities and Exchange Commission (the “SEC”) issued a statement with respect to the accounting for warrants issued by special purpose acquisition companies. In view of the SEC staff's statement, the Company is currently evaluating whether the warrants should be reclassified from equity to a liability in the balance sheet as of March 4, 2021, as filed with the SEC on Form 8-K on March 10, 2021.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option and the sale of the additional Private Placement Warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$5,000,000
	Class A common stock		$50
	Additional paid-in capital		$4,999,950
	To record sale of 500,000 Over-Allotment Units at $10.00 per Unit

(b)	Cash held in trust account	$100,000
	Additional paid-in capital		$100,000
	To record sale of 100,000 Private Placement Warrants at $1.00 per Private Placement Warrant

(c)	Additional paid-in capital	$100,000
	Cash held in trust account		$100,000
	To record payment of cash underwriting fee

(d)	Additional paid-in capital	175,000
	Deferred underwriters’ discount		$175,000
	To record additional Deferred underwriters’ fee arising from the sale of Over-Allotment Units

(e)	Class A common stock	$4,824,953
	Additional paid-in capital	$48
	Class A common shares subject to possible redemption		$4,825,001
	To record Class A common shares out of permanent equity into mezzanine redeemable shares